CHICAGO/#1248240.5
As filed with the Securities and Exchange Commission on July 28, 2005
                                          Registration No. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                                 ---------------

                            CHECKPOINT SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  PENNSYLVANIA                         22-1895850
         (State or Other Jurisdiction      (I.R.S. Employer Identification No.)
               of Incorporation)

                                 101 WOLF DRIVE
                                   PO BOX 188
                           THOROFARE, NEW JERSEY 08086
          (Address, Including Zip Code, of Principal Executive Office)
                                 ---------------

          CHECKPOINT SYSTEMS, INC. 2004 OMNIBUS INCENTIVE COMPENSATION
                                      PLAN
            CHECKPOINT SYSTEMS, INC. 423 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)
                                 ---------------

                                 W. CRAIG BURNS
                            CHECKPOINT SYSTEMS, INC.
                                 101 WOLF DRIVE
                                   PO BOX 188
                           THOROFARE, NEW JERSEY 08086
                     (Name and Address of Agent For Service)

                                 (856) 848-8100
          (Telephone Number, Including Area Code, of Agent For Service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                              PROPOSED MAXIMUM             PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE          OFFERING PRICE PER           AGGREGATE OFFERING           AMOUNT OF
         TO BE REGISTERED              REGISTERED(1)              SHARE(4)                     PRICE(4)            REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10
   per share..............               250,000(2)(3)                $17.91                 $4,477,500                 $527.00
===================================================================================================================================

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plans as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of Checkpoint Systems, Inc.
(2) Represents 250,000 shares of common stock issuable under the Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan. An aggregate of 3,437,956 shares of Common Stock are being carried forward from those shares previously registered on Form S-8 Registration Statements (Reg. Nos. 333-35539 and 333-83842). A registration fee has previously been paid with respect to the shares registered in those filings. The previously-registered shares being carried forward represent the total number of shares reserved for issuance under the Checkpoint Systems, Inc. 2004 Omnibus Incentive Compensation Plan.
(3) This Registration Statement also covers common stock purchase rights, which are attached to and trade with the Common Stock. No additional consideration will be received by the Registrant for the rights registered hereby.
(4) This calculation is made solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, determined on the basis of the average of the high and low sales prices for the common stock reported on the New York Stock Exchange on July 25, 2005 of $18.10 and $17.72, respectively.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The Section 10(a) Prospectus required by this Part relates to the 250,000 shares of Common Stock, $0.01 par value per share, of Checkpoint Systems, Inc. (the "Registrant") reserved for issuance pursuant to the Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan (the "ESPP") registered hereunder, plus 3,437,956 shares of Registrant's Common Stock issuable pursuant to the Checkpoint Systems, Inc. 2004 Omnibus Incentive Compensation Plan (the "Omnibus Plan" and, together with the ESPP, the "Plans"). All of the shares reserved for issuance under the Omnibus Plan were previously registered on Form S-8 Registration Statements filed by the Registrant on September 12, 1997 (Reg. No. 333-35539) and on March 6, 2002 (Reg. No. 333-83842). The 3,437,956 shares (as adjusted to reflect all stock splits and dividends to date) remained available for grant under the Checkpoint Systems, Inc. Stock Option Plan (1992) and the Checkpoint Systems, Inc. Directors' Compensation Plan and are now available for award under the Omnibus Plan. No further grants will be made under the Checkpoint Systems, Inc. Stock Option Plan
(1992) and the Checkpoint Systems, Inc. Directors' Compensation Plan.

         The documents containing the information required by Part I of Form S-8 will be sent or given to those persons participating in the Plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are not required to be filed with the Commission as part of the Registration Statement or as an exhibit.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Checkpoint Systems, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) Annual Report on Form 10-K, as amended, for the year ended December 26, 2004 (File No. 001-11257);

         (b) Current Reports on Form 8-K dated January 10, 2005, March 8, 2005, March 9, 2005, April 26, 2005 and April 26, 2005 (File
                  Nos. 001-11257);

         (c) Quarterly Report on Form 10-Q dated May 6, 2005 (File No. 001-11257); and

         (d) The description of the Company's common stock and common stock purchase rights contained in its Registration Statements on Form 8-A, each dated October 8, 1993 (File No. 001-11257).

         All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), generally provides that a corporation shall have the power to indemnify its officers, directors, and other parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was unlawful. The BCL also permits a corporation to include in its bylaws, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law; provided, however, indemnification shall not be permitted in any case where the act giving rise to the claim for indemnification is determined by a court of law to have constituted willful misconduct or recklessness.

         Article VII of the Company's Bylaws generally provides for the indemnification of officers and directors of the Company for all actions taken by them or for all failures to take such actions to the fullest extent permitted by Pennsylvania law against expense, liability, and loss; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Additionally, the Bylaws of the Company provide that the Company may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were officers or directors of the Company.

         The Registrant also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Registrant against certain losses arising from claims made, and for which the Registrant has not provided reimbursement, by reason of their being directors and officers of the Registrant or its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER          DESCRIPTION
------          -----------

  4.1 Articles of Incorporation, as amended. Filed as Exhibit 3(i) to the Registrant's 1990 Form 10-K (File No. 001-11257) on March 14, 1991 and incorporated herein by reference.

  4.2 By-Laws, as amended and restated. Filed as Exhibit 3.2 to the Registrant's 2004 Form 10-K (File No. 001-11257) on March 11, 2005 and incorporated herein by reference.

  5.1    Opinion of Stradley Ronon Stevens & Young, LLP.*

 23.1    Consent of Independent Registered Public Accounting Firm.*

 23.2    Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit
         5.1).

 24.1    Power of Attorney (included on the attached signature page).

 99.1 Checkpoint Systems, Inc. 2004 Omnibus Incentive Compensation Plan. Included as Appendix B to Registrant's Proxy Statement for its 2004 Annual Meeting of Stockholders, filed with the SEC on March 29, 2004 and incorporated herein by reference.

 99.2 Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan. Included as Appendix C to Registrant's Proxy Statement for its 2004 Annual Meeting of Stockholders, filed with the SEC on March 29, 2004 and incorporated herein by reference.

         To the extent required, the Registrant hereby undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

*        Filed herewith.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thorofare, State of New Jersey, on this 28th day of July, 2005.

                                CHECKPOINT SYSTEMS, INC.


                                By:  /s/ George W. Off
                                     ------------------------------------------
                                     George W. Off
                                     Chairman of the Board, President and Chief
                                     Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George W. Off and W. Craig Burns, and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirement of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.


                 NAME                                    TITLE                                  DATE
                 ----                                    -----                                  ----

/s/ George W. Off
------------------------------------       Chairman of the Board, President,                July 28, 2005
George W. Off                                 and Chief Executive Officer
                                             (principal executive officer)

/s/ W. Craig Burns
---------------------------                 Executive Vice President, Chief                 July 28, 2005
W. Craig Burns                              Financial Officer and Treasurer
                                             (principal financial officer)

/s/ Arthur W. Todd
---------------------------              Vice President, Corporate Controller               July 28, 2005
Arthur W. Todd                               and Chief Accounting Officer
                                             (principal accounting officer)

/s/ William S. Antle III
---------------------------                            Director                             July 28, 2005
William S. Antle III


                                       6

                 NAME                                    TITLE                                  DATE
                 ----                                    -----                                  ----

/s/ David W. Clark, Jr.
---------------------------                            Director                             July 28, 2005
David W. Clark, Jr.

/s/ Harald Einsmann
---------------------------                            Director                             July 28, 2005
Harald Einsmann

/s/ R. Keith Elliott
---------------------------                            Director                             July 28, 2005
R. Keith Elliott

/s/ Alan R. Hirsig
---------------------------                            Director                             July 28, 2005
Alan R. Hirsig

/s/ Jack W. Partridge
---------------------------                            Director                             July 28, 2005
Jack W. Partridge

/s/ Sally Pearson
------------------                                     Director                             July 28, 2005
Sally Pearson

                                  EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
------          -----------

 4.1 Articles of Incorporation, as amended. Filed as Exhibit 3(i) to the Registrant's 1990 Form 10-K (File No. 001-11257) on March 14, 1991 and incorporated herein by reference.

 4.2 By-Laws, as amended and restated. Filed as Exhibit 3.2 to the Registrant's 2004 Form 10-K (File No. 001-11257) on March 11, 2005 and incorporated herein by reference.

 5.1     Opinion of Stradley Ronon Stevens & Young, LLP.*

23.1     Consent of Registered Public Accounting Firm.*

23.2     Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit
         5.1).

24.1     Power of Attorney (included on the attached signature page).

99.1 Checkpoint Systems, Inc. 2004 Omnibus Incentive Compensation Plan. Included as Appendix B to Registrant's Proxy Statement for its 2004 Annual Meeting of Stockholders, filed with the SEC on March 29, 2004 and incorporated herein by reference.

99.2 Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan. Included as Appendix C to Registrant's Proxy Statement for its 2004 Annual Meeting of Stockholders, filed with the SEC on March 29, 2004 and incorporated herein by reference.

-----------------------
* Filed herewith.

                                       8